EXHIBIT 23.1

November 7, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated September 17, 2007 relating to the financial statements of Maiden Holdings, Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Chartered Accountants

A list of partners can be obtained from the above address
PricewaterhouseCoopers refers to the members of the worldwide PricewaterhouseCoopers organisation